HICKS, MUSE, TATE  &  FURST EQUITY FUND  III, L.P.
                              200  Crescent  Court,  Suite  1600
                                      Dallas,  Texas  75201

                                                              September 3, 1996




OCC Acquisition Company, Inc.
100 Crescent Court, Suite 1600
Dallas, TX 75201

Attention: Eric C. Neuman

Gentlemen:


                This is to confirm that, subject to the terms and conditions set forth below,  the  undersigned hereby commits to provide up to an aggregate of $27.2 million in financing to fund the  merger  (the "Merger")  of  OCC

Acquisition  Company,  Inc.  ("Mergeco"),  a  wholly-owned  subsidiary   of

OCC  Holding  Corporation ("Holding  Corp"),  into  Osborn Communications

Corporation Inc. ("Osborn"), as more fully described in that Agreement and

Plan of Merger dated as of July 23, 1996, among Mergeco, Osborn, and Holding

Corp (the "Merger Agreement").  The foregoing commitment is subject to satisfaction of the following conditions:

            1.    Consummation of the Merger on the terms and

conditions set forth in the Merger Agreement, provided  that  no  term  or condition  thereof  may  be  waived  or  modified  by Mergeco or Holding

Corp without the prior written consent of the undersigned.

            2.    Execution and delivery of customary documentation

in respect of the financing provided hereby.

                  In consideration of  the  time  and  resources  devoted  by the  undersigned  to  this transaction, Mergeco and Holding Corp agree that neither of them will,  without  the  written  consent of the undersigned,

solicit, negotiate, or accept any proposal or agreement for any  alternative debt or equity financing to the financing contemplated herein as long as  the undersigned  is  negotiating in good faith toward the closing of such financing.

                  In consideration of the undersigned's commitment herein to provide financing  for  the Merger, Mergeco agrees to pay all legal and other out-of-pocket expenses of the undersigned  relating to the transaction contemplated hereby, whether or not the closing of the Merger occurs.

                      Very truly yours,

                      HICKS, MUSE, TATE & FURST EQUITY FUND III, L.P.

                      By:    HM3/GP Partners, L.P.,
                             its General Partner

                              By:    Hicks, Muse GP Partners, L.P.
                                     its General Partner

                                     By:    Hicks, Muse Fund III Incorporated,
                                            its General Partner

                                            By:    /s/Michael D. Salim
                                            Name:  Michael D. Salim
                                            Title: Chief Financial and
                                            Administrative Officer

Acknowledged and agreed to:

OCC ACQUISITION COMPANY, INC.

 By:    /s/Eric C. Neuman
 Name:  Eric C. Neuman
 Title: President


OCC HOLDING CORPORATION
By:    /s/Eric C. Neuman
Name:  Eric C. Neuman
Title: President



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